Exhibit 5.1

                    , 2004

Board of Directors

Ocean Shore Holding Co.

1001 Asbury Avenue

Ocean City, New Jersey 86226

Re:	Registration Statement on Form S-1

Gentlemen:

We have acted as special counsel for Ocean Shore Holding Co., a federal corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) initially filed on August     , 2004, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the proposed issuance by the Company of (i) up to                      shares (“Offered Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) in a subscription offering, a community offering and a syndicated community offering (the “Offerings”) pursuant to the Plan of Stock Issuance adopted by the Company and (ii) up to                      shares (“Foundation Shares”) of Common Stock to the Ocean Shore Charitable Foundation (the “Foundation”), a privately-owned charitable foundation formed by the Company, pursuant to a gift instrument.

In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company’s charter, as amended (the “Charter”); (ii) the Company’s Bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Stock Issuance; (vi) the gift instrument whereby shares of Common Stock will be granted to the Foundation; (vii) the trust agreement for Ocean City Home Bank’s employee stock ownership plan (“ESOP”) and the form of loan agreement between the Company and the ESOP; and (viii) the form of stock certificate approved by the Board of Directors of the Company to represent shares of Common Stock. We have also examined originals or copies of such documents, corporate records, certificates of public

Board of Directors

Ocean Shore Holding Co.

                    , 2004

officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal laws of the United States of America. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

For purposes of this opinion, we have assumed that, prior to the issuance of any shares, the Registration Statement, as finally amended, will have become effective under the Act.

Based upon and subject to the foregoing, it is our opinion that:

(1)	upon the due adoption by the Board of Directors of the Company (or authorized committee thereof) of a resolution fixing the number of shares of Common Stock to be sold in the Offerings, the Offered Shares, when issued and sold in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable; and

(2)	the Foundation Shares, when granted in accordance with the gift instrument, will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the Company’s Application on Form MHC-2 to the Office of Thrift Supervision (the “OTS Application”), and to the reference to our firm under the heading “Legal and Tax Opinions” in the prospectus which is part of such registration statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Stock Issuance that is filed pursuant to Rule 462(b) of the Act, and to the reference to our firm in the OTS Application. In giving such consent, we do not

Board of Directors

Ocean Shore Holding Co.

                    , 2004

hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MULDOON MURPHY FAUCETTE & AGUGGIA LLP